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                                                                   Exhibit 10.23

Simon Nelson
20 Hall Park Gate
Berkhamsted
Herts
HP4 2NJ

17/th/ May 2001

Dear Simon:

Further to our recent conversation, I am pleased to confirm your promotion as follows:


Job Title:          VP & General Manager, EMEA
Effective Date:     1/st/ April 2001
Salary:             (Pounds)120,000 pa
Pension:            Effective 1/st/ April the Company's contribution to your
                    Group Personal Pension with Sun Life will be 15% of Base
                    Salary
Bonus:              Target annual amount of(Pounds)75,000.  For FY01 Qtr 3 & 4 you will be rewarded under the new Corporate Bonus Plan
                    format, details will be provided in the next 30 days. Your target amount for this period is(Pounds)37,500.
Stock Options:      25,000 options
                    April 2, 2001 grant date
                    $.375 exercise price
                    4 year vesting with double trigger accelerated vesting in a change of control

All other terms and conditions of your Contract remain unchanged.

I would like to congratulate you on your well deserved promotion. As you know, this role is vital to the continued growth of EMEA and I wish you every success with this new challenge.

Kind regards

/s/ Steve Yount

Steve Yount
Chief Operating Officer